SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FOR M 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of report (Date of earliest event reported): June 1, 1998.




                        CENEX HARVEST STATES COOPERATIVES
             (Exact name of registrant as specified in its charter)


           Minnesota                    333-17865                41-0251095
(State or other jurisdiction of        (Commission            (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)


5500 Cenex Drive, Inver Grove Heights, Minnesota                     55077
    (Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code: (612) 946-9433


                           HARVEST STATES COOPERATIVES
         (Former name or former address, if changed since last report.)

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Item 2.     Acquisition or Disposition of Assets

Pursuant to a Plan of Combination dated May 29, 1998 the ("Plan of Combination"), CENEX, Inc. ("CENEX") and Harvest States Cooperatives ("Harvest States Cooperatives") combined through merger on June 1, 1998 (the "Combination"), and Harvest States Cooperatives became the surviving corporation. In accordance with the Plan of Combination, the Articles of Incorporation and Bylaws of Harvest States Cooperatives were restated and the name of Harvest States Cooperatives was changed to "Cenex Harvest States Cooperatives."

      Each person serving as a director of CENEX or Harvest States Cooperatives at the time of the Combination became a director of Cenex Harvest States Cooperatives.

      As a result of the Combination, each holder of common stock of CENEX became a member of Cenex Harvest States Cooperatives, to the extent eligible for membership, and all equity interests of CENEX were determined and exchanged for equal equity interests in Cenex Harvest States Cooperatives at its stated dollar amount on a dollar for dollar basis as more thoroughly set forth in the Plan of Combination, a copy of which is included as Exhibit 2.1 hereto and which is incorporated herein by reference.

      The Plan of Combination contains other terms of the Combination, and the full text of the Plan of Combination is incorporated herein by reference.

Item 4.     Changes in Registrant's Certifying Accountant.

In connection with the Combination, Cenex Harvest States Cooperatives on June 3, 1998, determined to retain Coopers & Lybrand LLP, which has been the principal independent accountant for CENEX for a number of years, as its principal independent accountant with respect to periods beginning on or after June 1, 1998. Deloitte & Touche LLP, which has been the outside accounting firm for Harvest States Cooperatives for a number of years, has been engaged to audit Harvest States Cooperatives for the year ended May 31, 1998. In connection with the Combination, the Board of Directors had previously determined that it would retain for the combined entity either CENEX's independent accountant or Harvest States Cooperatives independent accountant, and determined to retain Coopers & Lybrand LLP at a meeting on June 3, 1998.

      The reports of Deloitte & Touche LLP on the financial statements of Harvest States Cooperatives for the years ended May 31, 1996 and 1997 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles. During the two years ended May 31, 1997, and subsequent interim periods, there have been (a) no disagreements between Harvest States Cooperatives and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make a reference to the subject matter of the disagreement in connection with its reports ("Disagreements") and
(b) no "reportable event" within the meaning of Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission ("Reportable Events").

      During the two years ended May 31, 1997, and subsequent interim periods, neither Harvest States Cooperatives nor Cenex Harvest States Cooperatives consulted with Coopers & Lybrand LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Harvest States Cooperatives or Cenex Harvest States Cooperatives financial statements, and either a written report was provided to Harvest States Cooperatives or Cenex Harvest States Cooperatives or oral advice was provided that Coopers & Lybrand LLP concluded was an important factor considered by Harvest States Cooperatives or Cenex Harvest States Cooperatives in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a Disagreement with Deloitte & Touche LLP or a Reportable Event.

Item 5.     Other Events

      Name Change

      As a result of the Combination, Harvest States Cooperatives changed its name to "Cenex Harvest States Cooperatives."

      Increase in Size of Board of Directors

      As a result of the Combination, Cenex Harvest States Cooperatives increased the number of directors to 27, subject to future reduction as set forth in the Plan of Combination.

      Restated Articles of Incorporation and Bylaws

      In connection with the Combination, Harvest States Cooperatives restated its Articles of Incorporation, a copy of which is included as Exhibit 3.1 hereto and which is incorporated by reference herein.

      In connection with the Combination, Harvest States Cooperatives restated its Bylaws, a copy of which is included as Exhibit 3.2 hereto and which is incorporated by reference herein.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial statements of business acquired

      Financial statements of CENEX, Inc. are not currently available, but will be filed as soon as practicable, but not later than August 14, 1998.

      (b)   Proforma financial information

      The required pro forma financial information relative to the Combination is not currently available, but will be filed as soon as practicable, but not later than August 14, 1998.

      (c)   Exhibits

      2.1 Plan of Combination by and between CENEX, Inc and Harvest States Cooperatives dated May 29, 1998

      3.1   Restated Articles of Incorporation of Cenex Harvest States
            Cooperatives

      3.2   Restated Bylaws of Cenex Harvest States Cooperatives

      16 Letter dated June 9, 1998 from Deloitte & Touche LLP to the Securities and Exchange Commission.

Item 8.     Change in Fiscal Year

      In connection with the Combination, contingent upon approval of the Internal Revenue Service, the fiscal year of Cenex Harvest States Cooperatives will be changed from May 31 to August 31. Accordingly, Cenex Harvest States Cooperatives will file a Form 10-K for the year ended May 31, 1998, and a Form 10-Q (constituting a transitional report) for the quarter ended August 31, 1998.

Signature


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CENEX HARVEST STATES COOPERATIVES



                                        By  /s/T. F. Baker
                                            ------------------------------------
                                            T. F. Baker

Date: June 10, 1998